UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 9, 2010 (April 9, 2010)
Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Gray Television, Inc. (the “Company”) is filing, as Exhibit 99.1 hereto, a copy of the Second Amendment, dated as of March 31, 2010, to that certain Credit Agreement, dated as of March 19, 2007, by and among the Company, certain subsidiaries thereof, the Lenders party thereto, and Wachovia Bank, National Association, as administrative agent.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Second Amendment to the Credit Agreement by and among Gray Television, Inc., certain subsidiaries thereof, the Lenders party thereto and Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent, dated as of March 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Date: April 9, 2010

Exhibit Index

Exhibit No.	Description

99.1	Second Amendment to the Credit Agreement by and among Gray Television, Inc., certain subsidiaries thereof, the Lenders party thereto and Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent, dated as of March 31, 2010.